Contacts:

For Clear Channel Communications, Inc.,	For Bain Capital Media:
San Antonio:	Alex Stanton, 212-780-0701

Investors:	For THL Partners Media:
Randy Palmer, 210-822-2828	Matt Benson, 415-618-8750
Senior Vice President of Investor Relations
For Highfields Capital Management:
Media:	Andrea Calise, 212-521-4845
Lisa Dollinger, 210-822-2828
Chief Communications Officer

Brainerd Communicators Media:
Michele Clarke, 212-986-6667
Clear Channel Communications Announces Settlement of Litigation and Amended Merger Agreement with Private Equity Group Co-Sponsored by Thomas H. Lee Partners, L.P. and Bain Capital Partners, LLC
Shareholders Now Offered $36.00 Per Share in Cash in Deal Valued at $17.9 Billion
Shareholders May Still Elect to Invest in New Corporation Formed to Acquire Clear Channel
Board of Directors Unanimously Approves Settlement of Litigation and Amended Merger Agreement
New Special Meeting of Shareholders to Be Held
San Antonio, Texas, May 13, 2008 — Clear Channel Communications, Inc. (NYSE: CCU) today announced that the company, entities sponsored by Bain Capital Partners, LLC and Thomas H. Lee Partners, L.P., and a bank syndicate consisting of Citigroup, Deutsche Bank, Morgan Stanley, Credit Suisse, Royal Bank of Scotland and Wachovia, have entered into a settlement agreement in connection with the lawsuits previously filed in the Supreme Court of the State of New York and the State Court in Bexar County, Texas. Pursuant to the terms of the settlement agreement, the parties have agreed to enter into a third amendment to the previously-announced merger agreement. Under the terms of the merger agreement, as amended, Clear Channel shareholders will receive $36.00 in cash for each share they own.
As an alternative to receiving the $36.00 per share cash consideration, Clear Channel’s shareholders will again be offered the opportunity on a purely voluntary basis to exchange some or all of their shares of Clear Channel common stock on a one-for-one basis for shares of Class A common stock in CC Media Holdings, Inc., the new corporation sponsored by the private equity group to acquire Clear Channel. In limited circumstances, shareholders electing to receive some or all cash consideration, on a pro rata basis, will be issued shares of CC Media Holdings Class A common stock in exchange for some of their shares of Clear Channel stock, up to a cap of $1.00 per share. Shareholders who elected to receive the stock consideration prior to the special meeting of shareholders held September 25, 2007 will have their shares of Clear Channel stock returned to them and will be required to make a new election prior to the new special shareholders’ meeting. While the merger is expected to close by the end of the third quarter 2008 pending shareholder approval, the parties to the settlement agreement have agreed to extend the outside date for completion of the merger to December 31, 2008.
As part of the settlement agreement, the banks in the syndicate supporting the transaction have entered into fully-

negotiated and documented definitive agreements to provide long-term financing to Clear Channel. The banks, the private equity investors, Clear Channel, certain shareholders, and Bank of New York (serving as escrow agent) have entered into an Escrow Agreement pursuant to which the private equity investors and the banks have agreed to fund into escrow the total amount of their respective equity and debt obligations, in a combination of cash and/or letters of credit, within ten and seven business days, respectively. Certain shareholders also have agreed to deposit into escrow securities of Clear Channel that these parties have agreed to exchange for Class A common stock of CC Media Holdings. Following deposit of funds and other property into escrow, each party to the merger related litigation pending in New York and Texas will file all papers necessary to terminate the litigation, with prejudice.
The board of directors of Clear Channel has unanimously approved the amended merger agreement and recommends that the shareholders approve the amended merger agreement and the merger. The board of directors of Clear Channel makes no recommendation with respect to the voluntary stock election or the Class A common stock of the new corporation.
The total number of Clear Channel shares that may elect to receive shares in the new corporation will make up 30% of the new corporation’s equity and is expected to be approximately 30 million. These shares would have a total value of approximately $1.1 billion (at the $36.00 per share cash consideration) and represent approximately 30% of the outstanding capital stock of the new corporation immediately following the closing of the merger. The terms of the merger agreement, as amended, provide that no shareholder will be allocated more than 11,111,112 shares representing an estimated 11% of the outstanding capital stock of the new corporation immediately following the closing of the merger.
If Clear Channel shareholders elect to receive more than the allocated number of shares of the Class A common stock of the new corporation, then the shares will be allocated to shareholders who elect to receive them on a pro-rata basis. Those Clear Channel shareholders electing to receive shares of the new corporation will receive $36.00 per share for any such Clear Channel shares that are not exchanged in this manner. The election process will occur in connection with the shareholder vote on the merger, and will be described fully in an updated proxy statement and prospectus that will be mailed to Clear Channel shareholders.
The merger agreement, as amended, which will require shareholder approval, includes provisions limiting the fees payable to the private equity group in the transaction, and requiring that the board of directors of the new corporation at all times include at least two independent directors.
The shares of CC Media Holdings to be issued to Clear Channel shareholders who elect to receive them in exchange for their existing shares will be registered with the Securities and Exchange Commission, but will not be listed on any national exchange.
Goldman Sachs & Co. served as financial advisor to Clear Channel on the transaction, and Akin Gump Strauss Hauer & Feld LLP served as legal advisor to the company. Mark P. Mays, the Chief Executive Officer of Clear Channel, said: “We are very pleased to have reached this accord with our sponsors and the banks funding the transaction. This revised agreement is a win for our shareholders because it provides them with substantial value and certainty while avoiding the delay and inherent risks associated with complex litigation. Our shareholders will receive a significant premium over recent stock price levels and can elect to continue to participate in our future upside. Importantly, this agreement greatly increases the certainty that the merger will close because all debt and equity funds will be deposited in escrow until the transaction closes. Clear Channel’s business prospects will be enhanced further through an improved capital structure that includes a lower debt load. We appreciate greatly the support of our shareholders as well as the loyalty and hard work of our dedicated employees over these many months. We are eager to begin working with THL and Bain Capital, the stellar team that will help us to fulfill our considerable promise.”
John P. Connaughton, a Managing Director at Bain Capital, stated: “We have been extremely pleased by our partnership with the Clear Channel management team. We believe this agreement, and the definitive long-term financing package the banks have agreed to provide, offers clarity and confidence to Clear Channel’s customers, employees and partners. We look forward to supporting the continued global market leadership, growth and success of the most innovative company in the radio broadcasting and out-of-home media space.”
Scott M. Sperling, Co-President of THL Partners, said: “We are pleased to arrive at this resolution which enables us to complete the acquisition of Clear Channel. We appreciate that the banks have provided the company with the robust, long-term financing that will allow Clear Channel to achieve its outstanding operational and growth potential. We would like to thank all of the stakeholders who worked to achieve this positive outcome, and we are looking forward to working closely with our investment partners and with the entire Clear Channel leadership team to execute on our plans to grow the company to its full potential.”
A representative of the bank group, Chad Leat, Chairman of the Alternative Asset Group at Citi, said: “The Banks are very pleased to have reached a constructive resolution of the matter. We look forward to an expeditious closing of the revised transaction and want to express our appreciation to all those who contributed to the solution. We look forward to participating with our partners in Clear Channel’s continued success.”
In connection with its support of a settlement, Highfields Capital Management LP, which manages funds that beneficially own 7.7% of Clear Channel’s common stock, extended its Voting Agreement with entities sponsored by the private equity group. Under the Agreement, Highfields has agreed to vote in favor of the transaction and to retain up to $400 million in equity of CC Media Holdings. Additionally, the Agreement includes provisions assuring public shareholders who elect to receive stock in the surviving entity that they will receive equal treatment to the private equity investors in dividends and other distributions, representation on the Board of Directors of the surviving entity and have certain other rights following completion of the merger.
Jonathon S. Jacobson, Senior Managing Director of Highfields, said: “As the largest shareholder in Clear Channel, we saw an opportunity to bring all parties together to remove the risk and uncertainty of litigation and we are glad that a constructive and mutually beneficial business solution could be reached. We fully support this revised transaction.” Richard L. Grubman, Senior Managing Director of Highfields, added: “Clear Channel can now accelerate the initiatives it has underway to capitalize on the strength of its assets and drive profitability. We look forward to continuing to play a meaningful role in ensuring the company is positioned to create substantial long-term value.”
Clear Channel will set a record date, time and place for a new special meeting of shareholders after filing an updated joint proxy statement/prospectus with the Securities and Exchange Commission.
Shareholders with questions about the merger or how to vote their shares should call Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 877-456-3427.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio and outdoor displays. More information is available at www.clearchannel.com.
About Thomas H. Lee Partners, L.P. (“THL Partners”)
Thomas H. Lee Partners, L.P. is one of the oldest and most successful private equity investment firms in the United States. Since its establishment in 1974, THL has been the preeminent growth buyout firm, raising approximately $22 billion of equity capital, investing in more than 100 businesses with an aggregate purchase price of more than $125 billion, completing over 200 add-on transactions and generating superior returns for its investors. THL Partners focuses its high value-added strategy on growth businesses, partnering with the best managers in an industry to build great companies through strong organic growth and targeted add-on acquisitions. Notable transactions sponsored by THL include Aramark, Ceridian, Dunkin’ Brands, Experian, Fidelity National Information Services, Grupo ONO, HomeSide Lending, Houghton Mifflin, Michael Foods, The Nielsen Company, Nortek, ProSiebenSat.1, Simmons Bedding Company, Snapple, Univision, Warner Chilcott, Warner Music Group and West Corporation. For more information please visit www.THL.com.
About Bain Capital Partners, LLC (“Bain Capital”)
Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital and public equity with more than $65 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 300 companies around the world, including investments in a broad range of companies such as Burger King, HCA, Warner Chilcott, Toys “R” Us, Michaels Stores, Dunkin’ Brands and ProSiebenSat1 Media. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Tokyo, Hong Kong and Shanghai.

About Highfields Capital Management
Based in Boston, MA, Highfields Capital is a value-oriented investment firm which principally makes long-term investments in public and private companies around the globe. It currently manages over $11 billion of capital on behalf of college and university endowments, charitable foundations and other philanthropic organizations, high net worth families and individual investors. Highfields invests in a wide variety of industries, securities and financial markets. For further information, please visit www.highfieldscapital.com.
Important Additional Information Regarding the Merger and Where to Find It:
Clear Channel and CC Media Holdings will file with the Securities and Exchange Commission (The “SEC”) a joint registration statement on Form S-4 that will contain a joint proxy statement/prospectus and other documents regarding the proposed transaction. Before making any voting or investment decisions, security holders of Clear Channel are urged to read the proxy statement/prospectus and all other documents regarding the acquisition, carefully in their entirety, when they become available because they will contain important information about the proposed transaction. Security holders of Clear Channel may obtain free copies of the proxy statement/prospectus (when it becomes available) and other documents filed with, or furnished to, the SEC at the SEC’S website at http://www.sec.gov. In addition, a shareholder who wishes to receive a copy of these materials (when they become available), without charge, should submit this request to Clear Channel’s proxy solicitor, Innisfree M&A Incorporated, at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by calling Innisfree toll-free at 877-456-3427.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Clear Channel and others relating to the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger; (4) the failure to receive the funds deposited into the escrow account; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Clear Channel’s SEC filings. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s ability to control or predict. Clear Channel undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
About Clear Channel Communications
Clear Channel Communications, Inc. (NYSE:CCU) is a global media and entertainment company specializing in mobile and on-demand entertainment and information services for local communities and premiere opportunities for advertisers. Based in San Antonio, Texas, the company’s businesses include radio and outdoor displays. More information is available at www.clearchannel.com.
Certain statements in this release could constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Other key risks are described in the Clear Channel Communications’ reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Clear Channel Communications does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.